UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2005

LSI LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-11674	94-2712976

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 433-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 26, 2005, LSI Logic Corporation (referred to here as “LSI Logic” or the “Company”) issued a news release regarding its financial results for the fiscal quarter ended December 31, 2004. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Use of Non-GAAP Financial Information

LSI Logic has referenced non-GAAP financial information in the news release. LSI Logic management believes that the results of operations excluding special items presented herein for the three- and twelve-month periods ended December 31, 2004 and 2003, provides useful information to investors regarding results of operations, as it excludes charges, expenses, gains and losses that are not directly related to the ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Restructuring of operations, acquisition-related amortization including intangibles and non-cash deferred stock compensation and other special items are examples of charges that are not directly related to the Company’s ongoing business and/or stem from purchase business combinations. For a complete reconciliation of special items excluded from our results of operations for the three- and twelve-month periods ended December 31, 2004 and 2003, refer to the tables furnished in the news release attached as Exhibit 99.1.

Results of operations excluding special items for the period presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2003.

Item 8.01 Other Events

The Company reported revenues of $420 million in the fourth quarter of 2004, a 9 percent decrease compared to revenues of $463 million reported in the fourth quarter of 2003, and a 10 percent sequential increase compared to revenues of $380 million reported in the third quarter of 2004.

Cash and short-term investments totaled $815 million at the end of the fourth quarter of 2004. In 2004, the Company repurchased approximately $69 million in convertible notes, reducing the Company’s debt due in 2006.

Fourth quarter 2004 net loss was $197 million or 51 cents per diluted share, including a $178 million non-cash charge related to the impairment of the Company’s Gresham manufacturing facility. The fourth quarter 2004 result compares to a net income of $8 million or 2 cents per diluted share in the fourth quarter of 2003. Third quarter 2004 net loss was $282 million or 73 cents per diluted share. The foregoing net loss and net income figures were prepared in accordance with United States generally accepted accounting principles.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	LSI Logic Corporation News Release issued January 26, 2005*

* Furnished, not filed, except as otherwise noted in Item 8.01.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel and Corporate Secretary

Date: January 26, 2005

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EXHIBIT INDEX

Exhibit No.	Description

99.1	LSI Logic Corporation News Release issued January 26, 2005*

* Furnished, not filed, except as otherwise noted in Item 8.01.